UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 19, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

      On March 19, 2013, HEI entered into (a) an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “Underwriters”) and J.P. Morgan Securities LLC acting as agent (the “Forward Seller”) of an affiliate of JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”), relating to the offer and sale to the Underwriters of 6,100,000 shares of HEI’s common stock, no par value (plus up to an additional 900,000 shares pursuant to an option granted to the Underwriters to purchase additional shares to cover over-allotments), by the Company or the Forward Seller, and (b) a letter agreement dated March 19, 2013 (the “Forward Sale Agreement”) between the Company and the Forward Purchaser relating to the forward sale by the Company, subject to HEI’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement) of a number of shares of the Company’s Common Stock equal to the number of shares sold to the Underwriters.

      On March 20, 2013, the Underwriters exercised their over-allotment option in full to purchase an additional 900,000 shares of HEI’s common stock. In connection with such exercise, HEI entered into a letter agreement dated March 20, 2013 (the “Additional Forward Sale Agreement”), on substantially the same terms as the Forward Sale Agreement, relating to the forward sale by the Company, subject to HEI’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreement) of a number of shares of the Company’s Common Stock equal to the number of shares sold to the Underwriters pursuant to the over-allotment option.

      The Underwriters are offering all of the shares of HEI’s common stock sold to them pursuant to the Underwriting Agreement to the public at an initial public offering price per share of $26.75 (the “Offering”). The closing of the Offering, together with the closing of the sale of shares to the Underwriters pursuant to their over-allotment option, occurred on March 25, 2013. All 6,100,000 shares sold in the Offering, and all 900,000 shares sold to the Underwriters upon exercise of their over-allotment option, were borrowed by the Forward Seller and sold to the Underwriters. HEI has not yet received any proceeds of the Offering, but will be entitled to receive payments under the Forward Sale Agreement and the Additional Forward Sale Agreement (collectively, the “Forward Agreements”) in the future when HEI issues shares to the Forward Purchaser in settlement of the Forward Agreements (subject to HEI’s ability to cash or net share settle its obligations under the Forward Agreements).

      The Offering has been registered under the Securities Act of 1933, as amended, pursuant to HEI’s effective shelf registration statement on Form S-3 (Registration No. 333-177750). This Current Report on Form 8-K shall be deemed incorporated into such registration statement and the final prospectus supplement relating to the Offering.

      The Underwriting Agreement is filed herewith as Exhibit 1.1. The Forward Sale Agreement and the Additional Forward Sale Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and the legality opinion of Goodsill Anderson Quinn & Stifel LLP relating to the issuance of the shares of common stock is filed herewith as Exhibit 5.1.

Upon physical settlement of the Forward Agreements, HEI will issue shares of its common stock to the Forward Purchaser in exchange for cash proceeds equal to then-applicable forward sale price. The initial forward sale price is $25.74688 per share (which is the initial public offering price less the underwriters’ discount) and will be subject to adjustment in accordance with the terms of the Forward Agreements. HEI will receive these proceeds only if it elects to physically settle the Forward Agreements.

      The Forward Agreements generally provide for settlement on one or more settlement dates to be specified by HEI on or before March 25, 2015. The Forward Agreements provide that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the Forward Agreements.

The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread.

      Except under the circumstances described below, subject to certain conditions, HEI has the right to elect physical, cash or net share settlement under the Forward Agreements. Although HEI currently expects to settle the Forward Agreements entirely by physical settlement, HEI may elect cash settlement or net share settlement for all or a portion of its obligations under the Forward Agreements if it determines that it is in its interests to do so. If HEI elects cash or net share settlement, if the price at which the Forward Purchaser or its affiliate purchases shares of HEI’s common stock in the open market exceeds the applicable forward sale price, then HEI would have to:

·              in the case of cash settlement, pay to the Forward Purchaser a cash amount equal to the difference; or

·              in the case of net share settlement, deliver to the Forward Purchaser a number of shares of common stock having a market value equal to the difference.

      Conversely, in connection with cash or net share settlement, if the price at which the Forward Purchaser or its affiliate purchases shares of HEI’s common stock in the open market is less than the applicable forward sale price, then the Forward Purchaser would have to:

·              in the case of cash settlement, pay to HEI a cash amount equal to the difference; or

·              in the case of net share settlement, deliver to HEI a number of shares of common stock having a market value equal to the difference.

      Purchases of HEI’s common stock in open market transactions by the Forward Purchaser or its affiliate in connection with cash or net share settlement could increase the trading price of HEI’s common stock. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, HEI would owe, if any, to the Forward Purchaser upon settlement of the Forward Agreements.

      The Forward Purchaser may accelerate settlement of the Forward Agreement and require HEI to physically settle the Forward Agreements on a date of its choosing if:

·              in its commercially reasonable judgment, it or its affiliate either:

·              is unable to hedge its exposure under the Forward Agreements because of the lack of sufficient shares of HEI’s common stock being made available for borrowing by lenders; or

·              would incur a cost to borrow shares of HEI’s common stock to hedge its exposure under the Forward Agreements that exceeds a specified threshold;

·              HEI declares any distribution, issue or dividend to existing holders of HEI’s common stock with a record date occurring during the term of the Forward Agreement or the Additional Forward Agreement and payable in either:

·              cash in excess of a specified amount (other than extraordinary dividends);

·              securities of another company acquired or owned by HEI as a result of a spin-off or other similar transaction; or

·              any other type of securities (other than HEI’s common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the calculation agent under the Forward Agreements;

·              certain ownership thresholds applicable to the Forward Purchaser are exceeded;

·              certain “events of default” or “termination events” occur, including, among other things, any material misrepresentation by HEI under the Forward Agreements or certain bankruptcy or insolvency events relating to HEI; or

·              HEI announces a firm intention to enter into a transaction that, if consummated, would result in a “merger event” (as defined in the Forward Agreements) or an event is announced that, if consummated, would result in HEI’s nationalization, a change in law or the delisting of HEI’s common stock (each as defined in the Forward Agreements).

      A decision by the Forward Purchaser to accelerate settlement of the Forward Agreement or the Additional Forward Agreement would be made regardless of HEI’s interests, including its need for capital, and could result in dilution to HEI’s earnings per share and return on equity.

      The foregoing is only a summary of the terms and conditions of the Underwriting Agreement and the Forward Agreements and does not purport to be a complete discussion of their terms.  Accordingly, the foregoing description is qualified by reference to the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement, which are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated March 19, 2013, among HEI, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, individually and acting as representatives of each of the other Underwriters listed in Schedule 1 thereto and J.P. Morgan Securities LLC acting as forward seller.

5.1	Opinion of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP regarding the legality of the shares offered hereby.

10.1	Confirmation of Forward Sale Transaction dated March 19, 2013 between HEI and JPMorgan Chase Bank, National Association, London Branch.

10.2	Confirmation of Additional Forward Sale Transaction dated March 20, 2013 between HEI and JPMorgan Chase Bank, National Association, London Branch.

23.1	Consent of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                                  (Registrant)

/s/ James A. Ajello

James A. Ajello

Executive Vice President,

Chief Financial Officer and Treasurer

(Principal Financial Officer of HEI)

Date: March 25, 2013